Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (this “Amendment”) is made and entered into as of June 30, 2004 by and among each of the parties identified on the signature page hereof as landlord, as landlord (collectively, “Landlord”), and FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Amended and Restated Lease Agreement, dated as of March 1, 2004, as amended by that certain Partial Termination and Amendment of Lease Agreement, dated as of April 19, 2004 (as so amended, the “Consolidated Lease”), Landlord leases to Tenant, and Tenant leases from Landlord, the Property (this and other capitalized terms used but not otherwise defined herein having the meanings given such terms in the Consolidated Lease), all as more particularly described in the Consolidated Lease; and

WHEREAS, SPTIHS Properties Trust has acquired certain real property and related improvements in St. Joseph, Missouri known as Beverly Manor and located on the land which is more particularly described on Exhibit A attached hereto (the “Additional Property”); and

WHEREAS, SPTIHS Properties Trust, the other entities comprising Landlord and Tenant wish to further amend the Consolidated Lease to include the Additional Property;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Effective as of the date hereof, Exhibit A-31 of the Consolidated Lease is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2.                                       Effective as of May 1, 2004, the definition of “Minimum Rent” set forth in Section 1.67 of the Consolidated Lease is hereby amended by deleting the existing definition and replacing it with the following definition:

“Minimum Rent” shall mean Seventeen Million Eight Hundred Eighty Thousand Two Hundred Sixty-Nine Dollars ($17,880,269) per annum.

3.                                       Effective as of May 1, 2004, Tenant shall pay all Additional Rent and Additional Charges related to the Property described on Exhibit A attached hereto as if such Property had been included as part of the Leased Property as of May 1, 2004.

4.                                       Provided that no Event of Default shall have occurred and be continuing under the Consolidated Lease and Tenant shall otherwise comply with the applicable provisions of Article 6 of the Consolidated Lease, Landlord agrees to provide Tenant with an allowance of up to $200,000 (the “Allowance”) to pay for capital repairs and improvements to the Additional Property.  Tenant shall provide Landlord with appropriate invoices and such other documentation and information as Landlord shall reasonably request each time Tenant requests a disbursement of all or any portion of the Allowance.  There shall be no adjustment of Minimum Rent in connection with any such disbursement of the Allowance to Tenant.  If Tenant incurs any amounts in excess of $200,000 in connection with any capital repairs or improvements to the Additional Property, Tenant shall pay for all such amounts in excess of $200,000 at Tenant’s sole cost and expense; provided, however, that nothing contained in this paragraph shall impair or otherwise limit Tenant’s right to require Landlord to disburse such amounts subject to an adjustment in Minimum Rent, all as further described in the Consolidated Lease.

4.                                       As amended hereby, the Consolidated Lease is hereby ratified and confirmed.

[Signatures on following page.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

ELLICOTT CITY LAND I LLC, ELLICOTT CITY LAND II LLC, HRES2 PROPERTIES TRUST, SNH CHS PROPERTIES TRUST, SPTIHS PROPERTIES TRUST, SPT-MICHIGAN TRUST, and SPTMNR PROPERTIES TRUST

By:	/s/ John R. Hoadley
John R. Hoadley
Treasurer of each of the foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer

EXHIBIT A

THE ADDITIONAL LAND

[See attached legal description]

The following exhibit to the Amendment has been omitted:

Exhibit	Exhibit Title
A	The Additional Land

The Registrant agrees to furnish supplementally a copy of the foregoing omitted exhibit to the Securities and Exchange Commission upon request.